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                                  EXHIBIT 10.5

            EMPLOYMENT AGREEMENT dated as of February 1, 2001, (the "Agreement"), between HARDINGE INC., a New York corporation (the "COMPANY") and RICHARD B. HENDRICK (the "EXECUTIVE").

            WHEREAS, the Executive is currently employed by the Company; and

            WHEREAS, the Company desires to engage the Executive to provide services pursuant to the terms of this Agreement;

            NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

            1.  EFFECTIVENESS OF AGREEMENT AND EFFECTIVE DATE
                ---------------------------------------------

            This Agreement shall become effective as of the date hereof. For purposes of this Agreement, the term "Effective Date" shall mean January 1, 2001.

            2.  EMPLOYMENT AND DUTIES
                ---------------------

            2.1 GENERAL. The Company hereby employs the Executive, and the Executive agrees to serve, upon the terms and conditions herein contained. The Executive shall perform such duties and services for the Company as may be designated from time to time by the Board of Directors of the Company (the "BOARD") or the Chief Executive Officer of the Company. The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the Board and the Chief Executive Officer of the Company.

            2.2 EXCLUSIVE SERVICES. Except as may otherwise be approved in advance by the Board or the Chief Executive Officer of the Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive shall devote his full working time throughout the Employment Term (as defined in Section 2.3) to the services required of him hereunder. The Executive shall render his services exclusively to the Company during the Employment Term, and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position.

            2.3 TERM OF EMPLOYMENT. The Executive's employment under this Agreement shall commence as of the date hereof and shall terminate on the earlier of (i) the second anniversary of the Effective Date or (ii) termination of the Executive's employment pursuant to this Agreement; provided, HOWEVER, that the term of the Executive's employment shall be automatically extended



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without further action of either party for additional one year periods unless written notice of either party's intention not to extend has been given to the other party hereto at least 60 days prior to the expiration of the then effective term. The period commencing as of the Effective Date and ending on the second anniversary of the Effective Date or such later date to which the term of the Executive's employment shall have been extended is hereinafter referred to as the "EMPLOYMENT TERM". Notwithstanding the foregoing, in the event of a Change in Control (as defined in Section 5.5) occurring during the Employment Term, the Employment Term shall be extended so that it terminates on the second anniversary of the date of the Change in Control.

            2.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with Company practices consistently applied.

            3.  ANNUAL COMPENSATION
                -------------------

            3.1 BASE SALARY. From the Effective Date, the Executive shall be entitled to receive a base salary ("BASE SALARY") at a rate of $ per annum, payable in accordance with the Company's payroll practices, with such changes as may be provided in accordance with the terms hereof. Once changed, such amount shall constitute the Executive's annual Base Salary.

            3.2 ANNUAL REVIEW. The Executive's Base Salary shall be reviewed by the Board, based upon the Executive's performance, not less often than annually.

            3.3 BONUS. After the Effective Date, the Executive shall be entitled to such bonus, if any, as may be awarded to the Executive from time to time by the Board.

            4.  EMPLOYEE BENEFITS
                -----------------

            The Executive shall, during his employment under this Agreement, be included to the extent eligible thereunder in all employee benefit plans, programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, incentive compensation, profit sharing, bonuses, disability benefits, health and life insurance, or vacation and paid holidays) which shall be established by the Company for, or made available to, its executives generally.



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            5.  TERMINATION OF EMPLOYMENT
                -------------------------

            5.1  TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON.
                 ------------------------------------------------------

                 5.1.1 PRIOR TO A CHANGE IN CONTROL. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company without Cause (as defined in Section 5.3), or the Executive resigns from his employment hereunder for Good Reason (as defined in Section 5.4.1), at any time prior to a Change in Control, the Company shall continue to pay the Executive the Base Salary (at the rate in effect immediately prior to such termination) for the greater of (i) 6 months or (ii) the remainder of the Employment Term (such period being referred to hereinafter as the "SEVERANCE PERIOD"), at such intervals as the same would have been paid had the Executive remained in the active service of the Company. In addition, the Executive shall be entitled to continue to participate during the Severance Period in all employee welfare benefit plans that the Company provides and continues to provide generally to its employees, PROVIDED that the Executive is entitled to continue to participate in such plans under the terms thereof. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment except as determined in accordance with the terms of the employee benefit plans or programs of the Company. In the event of the Executive's death during the Severance Period, Base Salary continuation payments under this Section 5.1.1 shall continue to be made during the remainder of the Severance Period to the beneficiary designated in writing for this purpose by the Executive or, if no such beneficiary is specifically designated, to the Executive's estate.

            If, during the Severance Period, the Executive materially breaches his obligations under Section 8 of this Agreement, the Company may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide any benefits described in this Section 5.1.1.

                 5.1.2 FOLLOWING A CHANGE IN CONTROL. If, prior to the expiration of the Employment Term, (a) the Executive's employment is terminated by the Company without Cause (as defined in Section 5.3), or the Executive terminates his employment hereunder for Good Reason (as defined in Section 5.4.2), at any time following a Change in Control or (b) the Executive resigns from his employment hereunder for any reason at any time later than six months following a Change in Control, the Company shall pay to the Executive a lump sum cash payment equal to 1.5 times the sum of (i) his Base Salary (at the rate in effect immediately prior to such termination or, if higher, as in effect immediately prior to the Change in Control) and (ii) his average annual bonus



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earned during the three fiscal years immediately preceding the Change in
Control. In addition, the Executive shall be entitled to continue to participate for a period of three years following such termination in all employee benefit welfare plans that the Company provides and continues to provide generally to its executive employees (or, if the Executive is not entitled to participate in any such plan under the terms thereof, in a comparable substitute arrangement provided by the Company). The Company shall reimburse the Executive for any premiums or other expenses incurred by the Executive with respect to his participation and that of any of his dependents in any such employee benefit welfare plan.

            5.2 TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, or the Executive resigns from his employment hereunder other than for Good Reason, the Executive shall (subject to Section 5.1.2) be entitled only to payment of his Base Salary as then in effect through and including the date of termination or resignation. Subject to Section 5.1.2, the Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company.

            5.3 CAUSE. Termination for "CAUSE" shall mean termination of the Executive's employment because of:

            (i) any act or omission that constitutes a material breach by the Executive of any of his obligations under this Agreement;

          (ii) the continued failure or refusal of the Executive to substantially perform the duties reasonably required of him as an employee of the Company;

         (iii) any willful and material violation by the Executive of any Federal or state law or regulation applicable to the business of the Company or any of its subsidiaries, or the Executive's conviction of a felony, or any willful perpetration by the Executive of a common law fraud; or

          (iv) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates.


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            5.4  GOOD REASON.
                 -----------

                 5.4.1 PRIOR TO A CHANGE IN CONTROL. For purposes of this Agreement, "GOOD REASON" shall mean a material breach by the Company of any term or provision of this Agreement (without the Executive's prior written consent).

                 5.4.2 FOLLOWING A CHANGE IN CONTROL. Following a Change in Control, for purposes of this Agreement, "GOOD REASON" shall also mean (in addition to the event or condition described in Section 5.4.1), any of the following (without the Executive's prior written consent):

            (i) a decrease in the Executive's base rate of compensation or a failure by the Company to pay material compensation due and payable to the Executive in connection with his employment;

           (ii) a material diminution of the responsibilities or title of the Executive with the Company; or

          (iii) a failure to continue in effect any medical, dental, accident, disability or other material employee welfare benefit plan in which the Executive is entitled to participate immediately prior to the Change in Control or any material decrease in the benefits provided under any such plan (except that employee contributions may be raised to the extent of any cost increases imposed by third parties);

           (iv) the Company's requiring the Executive to relocate to an office or location more than 50 miles from his principal employment location immediately prior to the Change in Control; or

            (v) a failure or refusal of any successor company to assume the Company's obligations under this Agreement.

            5.5 CHANGE IN CONTROL. For purposes of this Agreement, the term "Change in Control" shall mean and shall be deemed to occur if and when:

             (i) an offeror (other than the Company) purchases shares of Common Stock of the Company pursuant to a tender or exchange offer for such shares;

            (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan


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      of the Company or any person or entity appointed or established pursuant to any such plan, who is not now but who shall hereafter become the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any such securities held by such person as trustee or other fiduciary of an employee benefit plan of the Company;

            (iii) the membership of the Board changes as the result of a contested election or elections, so that a majority of the individuals who are directors at any particular time were proposed by persons other than
     (a) directors who were members of the Board immediately prior to a first such contested election ("CONTINUING DIRECTORS") or (b) directors proposed by the Continuing Directors and were initially elected to the Board as a result of such a contested election or elections occurring within the previous two years; or

            (iv) the shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

            6.  DEATH, DISABILITY OR RETIREMENT
                -------------------------------

            In the event of termination of employment by reason of death, Permanent Disability (as hereinafter defined) or retirement, the Executive (or his estate, as applicable) shall be entitled to Base Salary and benefits determined under Sections 3 and 4 through the date of termination. Other benefits shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. For purposes of this Agreement, "PERMANENT DISABILITY" means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as an employee of the Company, which disability or infirmity shall exist for any continuous period of 180 days.

            7.  MITIGATION OF DAMAGES
                ---------------------

            The Executive shall be required to mitigate the amount of any payment provided for in Section 5.1.1 by seeking other employment, and any such payment will be reduced by any amounts which the Executive receives or is entitled to receive from another employer with respect to the Severance Period. The Executive shall promptly notify the Company in writing in the event that other employment is obtained during the Severance Period.



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            8.  NONSOLICITATION; CONFIDENTIALITY; NONCOMPETITION
                ------------------------------------------------

            8.1 NONSOLICITATION. For so long as the Executive is employed by the Company, and continuing for two years thereafter if termination of employment occurs prior to a Change in Control, the Executive shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the
Company: (x) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent or key consultant of the Company or any of its subsidiaries; or (y) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated to the general knowledge of the Executive or the public to become a customer or client) of the Company or any of its subsidiaries.

            8.2 CONFIDENTIALITY. The Executive covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "CONFIDENTIAL INFORMATION" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's or any of its subsidiaries' or affiliates' products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of disclosure by the Executive in violation of his agreements under this Section
8.2 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.



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            8.3 NO COMPETING EMPLOYMENT. For so long as the Executive is employed by the Company, and continuing for one year thereafter if termination of employment occurs prior to a Change in Control, the Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a 1% interest), officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company, render any service to or in any way be affiliated with a competitor (or any person or entity that is reasonably anticipated to the general knowledge of the Executive or the public to become a competitor) of the Company or any of its subsidiaries.

            8.4 EXCLUSIVE PROPERTY. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive.

            8.5 INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 8 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 8 or such other relief as may be required specifically to enforce any of the covenants in this Section 8. If for any reason, it is held that the restrictions under this Section 8 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 8 as will render such restrictions valid and enforceable.

            9.  ARBITRATION
                -----------

            Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Company and the Executive, or, if the Company and the Executive cannot agree on the selection of the arbitrator, shall be selected


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by the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement.

            10.  CERTAIN PAYMENTS
                 ----------------

            Notwithstanding anything in this Agreement to the contrary, if any amounts due to the Executive under this Agreement and any other plan or program of the Company constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his "base amount" (as defined in Section 280G(b)(3) of the Code) less $1.00. The determination to be made with respect to this Section 10 shall be made by an accounting firm jointly selected by the Company and the Executive and paid by the Company, and which may be the Company's independent auditors.

            11.  MISCELLANEOUS
                 -------------

            11.1 NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

            To the Company:

                        Hardinge Inc.
                        One Hardinge Drive
                        Elmira, New York  14902-1507
                        Telecopier No. (607) 734-2353
                        Attention: Mr. Robert E. Agan

            To the Executive:

                        Richard B. Hendrick
                        222 Fairfield Drive
                        Horseheads, NY 14845

All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

            11.2 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is


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held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11.3 ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

            11.4 ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive relating to the subject matter hereof. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

            11.5 WITHHOLDING. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

            11.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written.


                              HARDINGE INC.

                              By  /s/ Robert E. Agan
                                  ------------------------------------
                                  Name:   Robert E. Agan
                                  Title:  Chairman of the Board
                                          and Chief Executive Officer



                                  /s/ Richard B. Hendrick
                                  ------------------------------------
                                  Richard B. Hendrick




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                                      -11-


            For purposes of this Agreement, I hereby designate
___________________________________________ as my beneficiary hereunder.

Date:  April 25, 2001               /s/ Richard B. Hendrick
       -----------------            ---------------------------
                                    Richard B. Hendrick


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State of New York    )
                         : ss.
County of Chemung    )

            On the 25th day of APRIL, in the year 2001 before me, the undersigned a notary public in and for said state, personally appeared ROBERT E. AGAN, Chairman of the Board and Chief Executive Officer of HARDINGE INC., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                       /s/ Douglas C. Tifft
                                       ----------------------------
                                       Notary Public









State of New York   )
                        : ss.
County of Chemung   )

            On the 25TH day of APRIL in the year 2001 before me, the undersigned a notary public in and for said state, personally appeared RICHARD
B. HENDRICK, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                    /s/ Douglas C. Tifft
                                  ------------------------------
                                           Notary Public